UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  May 29, 2009

Six Flags, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13703	13-3995059
(Commission File Number)	(IRS Employer Identification No.)

1540 Broadway, 15th Floor
New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

(212) 652-9403

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events

On May 29, 2009, Six Flags, Inc. (the “Company”) issued a press release announcing that it had elected to extend the minimum tender condition from 5:00 p.m., New York City time, on May 28, 2009 to 5:00 p.m., New York City time, on June 12, 2009 (the “New Minimum Tender Deadline”) for the exchange offers for its 8 7/8% Senior Notes due 2010 (the “SFI 2010 Notes”), 9 3/4% Senior Notes due 2013 (the “SFI 2013 Notes”), 9 5/8% Senior Notes due 2014 (the “SFI 2014 Notes” and together with the SFI 2010 Notes and the SFI 2013 Notes, the “SFI Notes”) and 4.50% Convertible Notes due 2015 (the “Convertible Notes”).  As a result of the extension, it is now a condition of each of the exchange offers that at least 95% of the outstanding aggregate principal amount of each of the SFI Notes are validly tendered for exchange and not revoked by the New Minimum Tender Deadline, such tenders of SFI Notes being irrevocable thereafter, and that at least 95% of the outstanding aggregate principal amount of the Convertible Notes are validly tendered for exchange and not revoked by the New Minimum Tender Deadline and that holders of such Convertible Notes do not withdraw their Convertible Notes on or prior to the Expiration Date on 11:59 p.m., New York City time, on June 25, 2009, unless extended.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release contains forward-looking statements and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Six Flags, Inc. Press Release, dated May 29, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIX FLAGS, INC.

	By:	/s/ James M. Coughlin
		Name:	James M. Coughlin
		Title:	General Counsel

Date: May 29, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Six Flags, Inc. Press Release, dated May 29, 2009